UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                            Date of Report: 01/04/07
                        (Date of earliest event reported)

                     PENSECO FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    000-23777
                            (Commission File Number)


          PA                                                     23-2939222
(State or other jurisdiction                                (IRS Employer
of incorporation)                                            Identification No.)



         150 North Washington Avenue, Scranton, Pennsylvania 18503-1848
               (Address of principal executive offices)      (Zip Code)

                                (570) 346 - 7741
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.


Thursday, January 4, 2007, 4:00 pm Eastern Time
Company Press Release
Source:  Penseco Financial Services Corporation

 Penseco Financial Services Corporation Completes A Voluntary Early Retirement
                                    Agreement


SCRANTON,  PA, January 4 -- Penseco Financial Services Corporation (OTC Bulletin
Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company has executed a Voluntary Early Retirement Agreement (VERA) with 28 of its 174 employees effective December 31, 2006. The employees who chose to accept the VERA will receive a Company paid retirement package. The Company will record an after-tax charge of approximately $739,000 or 34 cents per share in the fourth quarter of 2006 and anticipates after-tax cost savings of approximately $1,571,000 over the next three years due to this Voluntary Early Retirement initiative.

     In announcing the Voluntary Early Retirement initiative, President and CEO Craig W. Best said, "This initiative will help us maintain the momentum we've achieved in improving our efficiency and allow us to reallocate resources to positions imperative to generating top line revenue growth and improving customer service. I am especially appreciative of the years of dedicated service provided by those employees who will be taking advantage of the VERA and wish them the very best in retirement."

     Penn Security Bank and Trust Company, chartered in 1902, operates nine (9) offices throughout Lackawanna, Monroe and Wayne Counties. Questions regarding this Press Release should be directed to Patrick Scanlon, Controller, at 570-346-7741 ext. 316.






                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         By:  /s/  CRAIG W. BEST
                                                              ------------------

                                                              Craig W. Best
                                                              President and CEO
Date:  January 4, 2007